Exhibit 1(f)



                              SCUDDER EQUITY TRUST

                             Redesignation of Series


     The undersigned, being a majority of the duly elected and qualified Trustees of Scudder Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.11 of the Amended and Restated Declaration of Trust dated March 17, 1988, as amended (the "Declaration of Trust"), do hereby amend the Establishment and Designation of Series of Shares of Beneficial Interest, $.01 par value, previously filed with the Secretary of the Commonwealth of Massachusetts as follows:

     1. The Fund presently designated as Scudder Capital Growth Fund is hereby redesignated Scudder Large Company Value Fund, and all other terms and conditions of the Establishment and Designation of Series dated October 6, 1992 remain in effect.

     The foregoing Redesignation of Series shall be effective upon appropriate disclosure in the Trust's effective registration statement under the Securities Act of 1933, or supplement thereto.



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Paul Bancroft III, as Trustee



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Sheryle J. Bolton, as Trustee



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Thomas J. Devine, as Trustee



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Keith R. Fox, as Trustee



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Dudley H. Ladd, as Trustee



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David S. Lee, as Trustee


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Wilson Nolen, as Trustee



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Juris Padegs, as Trustee



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Daniel Pierce, as Trustee



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Gordon Shillinglaw, as Trustee



Dated:  December 2, 1996



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